Exhibit 23(f)

                CONSENT OF SULLIVAN & CROMWELL

  We hereby consent to the reference to us under the headings "Summary - Certain Federal Income Tax Consequences," "The Mergers - Certain Federal Income Tax Consequences" and "Legal Opinions" in the Prospectus/Proxy Statement filed as a part of the Registration Statement on Form S-4 (No. 33-53103) of First Union Corporation and attached as Appendix I to the Prospectus forming a part of the Registration Statement on Form S-3 of BancFlorida Financial Corporation, and to the reference to our opinion under Item 16 and the related Exhibit Index in such Registration Statement on Form S-3 of BancFlorida Financial Corporation. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        SULLIVAN & CROMWELL




May 2, 1994